Accel Entertainment Announces 2021 Operating Results

Chicago, IL – March 9, 2022 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three-months and full year ended December 31, 2021.

Highlights:
•Ended 2021 with 2,584 locations; an increase of 6% compared to 2020
•Ended 2021 with 13,639 VGTs; an increase of 11% compared to 2020
•Record year for Revenue, Net Income, and Adjusted EBITDA
•Revenue of $192 million for Q4 2021 and $735 million for YE 2021
•Net income of $7 million for Q4 2021 and $32 million for YE 2021
•Adjusted EBITDA of $33 million for Q4 2021 and $140 million for YE 2021
•2021 ended with $143 million of net debt; a decrease of 31% compared to 2020
•Repurchased $9 million of Accel Class A-1 common stock in 2021; repurchased an additional $11 million of Accel Class A-1 common stock in January and February 2022
•Began operations in Iowa on December 30, 2021 with the acquisition of Rich and Junnie's, an amusement device and ATM operator
•Acquisition of Century Gaming, Inc. ("Century") expected to close by the end of May 2022

Reiterating 2022 Guidance:
Given the current momentum and small impact from the Omicron variant, Accel is reiterating 2022 guidance. 2022 guidance will be provided without Century and pro forma assuming Century's results are included for the full year. 2022 guidance also assumes Georgia will no longer be an "emerging market" for the second half of 2022 because it has operated for more than 24 months. Accordingly, the results from Georgia will not be added back to our Adjusted EBITDA during the second half 2022

2022 guidance without Century acquisition:
•End 2022 with an estimated 2,760 - 2,795 locations
•End 2022 with an estimated 14,560 - 14,750 VGTs
•2022 Revenue estimated to be $820 - $870 million
•2022 Adjusted EBITDA[*] estimated to be $160 - $170 million
•2022 capital expenditures estimated to be $20 - $25 million of cash spend

2022 guidance pro forma for Century acquisition:
•End 2022 with an estimated 3,700 - 3,800 locations
•End 2022 with an estimated 23,000 - 25,000 VGTs
•2022 Revenue estimated to be $1.07 - $1.18 billion
•2022 Adjusted EBITDA[*] estimated to be $182 - $198 million
•2022 capital expenditures estimated to be $25 - $35 million of cash spend

Accel Entertainment CEO Andy Rubenstein commented, “We are pleased to report another strong quarter of results which led to a record full year 2021. In the year ahead, we look forward to capitalizing on this momentum and remain focused on growing our business both organically and inorganically while continuing to return capital to shareholders. Our asset-light and hyper-local business model remains proven and continues to give us a truly unique competitive advantage in the industry as we further cement Accel’s position as the preferred choice in distributed gaming.”

Consolidated Statements of Operations and Comprehensive Income (Loss) and Other Financial Data
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Total net revenues	$192,313	$74,414	$734,707	$316,352
Operating income (loss)	17,063	(11,966)	70,192	(24,679)
Income (loss) before income taxes	10,050	(13,650)	46,576	(17,328)
Net income (loss)	6,806	(8,519)	31,559	(410)
Other Financial Data:
Adjusted EBITDA(1)	33,236	4,709	139,663	33,901
Adjusted net income (loss) (2)	17,301	(2,243)	71,407	18,350

(1)	Adjusted EBITDA is defined as net income (loss) plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; loss (gain) on change in fair value of contingent earnout shares; (gain) loss on change in fair value of warrants; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense, net; emerging markets; income tax expense (benefit); and loss on debt extinguishment. For additional information on Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income (loss).”
(2)
Adjusted net income is defined as net income (loss) plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; loss (gain) on change in fair value of contingent earnout shares; (gain) loss on change in fair value of warrants; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income (loss) to Adjusted net income, see "Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income.”

Key Business Metrics
	As of December 31,
	2021	2020
Licensed establishments (1)	2,584	2,435
Video gaming terminals (2)	13,639	12,247
Average remaining contract term (years) (3)	6.8	6.8

	December 31,
	2021	2020
Location hold-per-day – for the three months ended (4) (in whole $)	$782	$583
Location hold-per-day – for the year ended (4) (in whole $)	$806	$585

(1)	Based on Scientific Games International third-party terminal operator portal data, which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed, but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)	Based on Scientific Games International third-party terminal operator portal data, which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off, but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(3)	Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date. The IGB limited the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals.
(4)	Calculated by dividing the difference between cash deposited in all VGTs at each licensed establishment and tickets issued to players at each licensed establishment by the number of locations in operation each day during the period being measured. Then divide the calculated amount by the number of operating days in such period. Location hold per-day for the year ended December 31, 2021 is computed based on 347-eligible days of gaming (excludes 18 non-gaming days due to the IGB mandated COVID-19 shutdown). Location hold-per-day for the year ended December 31, 2020 is computed based on 217-eligible days of gaming (excludes 148 non-gaming days due to the IGB-mandated COVID-19 shutdown).

Consolidated Statements of Cash Flows Data
	Year Ended December 31,
(in thousands)	2021	2020

Net cash provided by (used in) operating activities	$110,755	$(3,705)
Net cash used in investing activities	(34,544)	(61,435)
Net cash (used in) provided by financing activities	(11,876)	74,188

Non-GAAP Financial Measures
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020

Net income (loss)	$6,806	$(8,520)	$31,559	$(410)
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired(1)	3,551	5,830	22,040	22,608
Stock-based compensation(2)	1,696	1,483	6,403	5,538
Loss (gain) on change in fair value of contingent earnout shares(3)	2,895	(1,851)	9,762	(8,484)
Loss on change in fair value of warrants(4)	—	—	—	(12,574)
Other expenses, net(5)	4,076	3,229	12,989	8,948
Tax effect of adjustments(6)	(1,723)	(2,414)	(11,346)	(9,850)
Adjusted net income (loss)	17,301	(2,243)	$71,407	$5,776
Depreciation and amortization of property and equipment	5,816	5,670	24,636	20,969
Interest expense, net	2,966	3,535	12,702	13,707
Emerging markets(7)	1,034	463	3,403	517
Income tax expense (benefit)	4,967	(2,716)	26,363	(7,068)
Loss on debt extinguishment	1,152	—	1,152	—
Adjusted EBITDA	33,236	4,709	$139,663	$33,901

(1) Amortization of route and customer acquisition costs and location contracts acquired consist of upfront cash payments and future cash payments to third-party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.
(2)    Stock-based compensation consists of options, restricted stock units and warrants.
(3)    (Gain) loss on change in fair value of contingent earnout shares represents an unrealized fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of our Class A-2 common stock convert to shares of our Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)    (Gain) loss on change in fair value of warrants represents a non-cash fair value adjustment at each reporting period end related to the value of these warrants.
(5)    Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(6)    Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(7)    Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first.

Reconciliation of Debt to Net Debt
	As of December 31,
(in thousands)	2021	2020
Debt, net of current maturities	$324,022	$321,891
Plus: Current maturities of debt	17,500	18,250
Less: Cash and cash equivalents	(198,786)	(134,451)
Net debt	$142,736	$205,690
Conference Call
Accel will host an investor conference call on March 10, 2022 at 11 a.m. Central time (12 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at https://www.incommglobalevents.com/registration/q4inc/9890/accel-entertainment-q4-2021-earnings-call/ or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our 2022 guidance, including with respect to the duration and impact of the COVID-19 pandemic (including expected operating expenses related thereto), potential acquisitions or strategic alliances, and our estimates of number of VGTs, locations, revenues, Adjusted EBITDA, capital expenditures, and Net Debt. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between March 16, 2020 and June 30, 2020 and between November 19, 2020 and January 23, 2021, which suspensions could be reinstated; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of licensed establishment partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for VGTs and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with licensed establishment partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19 and its variant strains), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Anticipated effects or benefits from the contemplated transaction may not ultimately occur, including expected revenues; effective integration of Century’s operations, establishments and terminals with our own; integration of new technology to our own portfolio; and, integration of player rewards programs into our own system or expansion of those rewards programs in other US markets. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to the existing and potential future adverse impact of the COVID-19 pandemic on Century’s business, operations and financial condition, including as a result of any suspension of gaming operations in Nevada or Montana; our ability to expand effectively into Nevada and Montana; our ability to manage growth effectively; our ability to offer new and innovative products and services that fulfill the needs of Century’s establishment partners and create strong and sustained player appeal; Century’s dependence on relationships with key manufacturers, developers and third parties; the negative impact on Century’s future results of operations by the slow growth in demand for gaming terminals and by slow growth of gaming in Nevada and Montana; Century’s heavy dependency on its ability to win, maintain and renew contracts with licensed establishment partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s or Century’s business, results of operations, cash flows and financial conditions and other risks and uncertainties.
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the

Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income (loss), and Net Debt. Adjusted EBITDA, Adjusted net income (loss), and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income (loss), and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.
Adjusted EBITDA, Adjusted net income (loss), and Net Debt
Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted EBITDA and Adjusted net income (loss), Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired.
Adjusted EBITDA, Adjusted net income (loss), and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures excludes some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.
[*] Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are difficult to predict and estimate, and are often dependent on future events which may be uncertain or outside of our control. These elements make it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME(LOSS)

(in thousands, except per share amounts)	Years ended December 31,
	2021	2020	2019
Revenues:
Net gaming	$705,784	$300,520	$410,636
Amusement	16,667	9,247	9,749
ATM fees and other revenue	12,256	6,585	8,311
Total net revenues	734,707	316,352	428,696
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	494,032	211,086	282,008
General and administrative	110,818	77,420	69,330
Depreciation and amortization of property and equipment	24,636	20,969	26,398
Amortization of route and customer acquisition costs and location contracts acquired	22,040	22,608	17,975
Other expenses, net	12,989	8,948	19,649
Total operating expenses	664,515	341,031	415,360
Operating income (loss)	70,192	(24,679)	13,336
Interest expense, net	12,702	13,707	12,860
Loss (gain) on change in fair value of contingent earnout shares	9,762	(8,484)	9,837
(Gain) loss on change in fair value of warrants	—	(12,574)	21,063
Loss on debt extinguishment	1,152	—	1,141
Income (loss) before income tax expense (benefit)	46,576	(17,328)	(31,565)
Income tax expense (benefit)	15,017	(16,918)	5,199
Net income (loss)	$31,559	$(410)	$(36,764)
Earnings (loss) per share:
Basic	$0.34	$0.00	$(0.59)
Diluted	0.33	(0.02)	(0.59)
Weighted average number of shares outstanding:
Basic	93,781	83,045	61,848
Diluted	94,638	83,113	61,848

Comprehensive income (loss)
Net income (loss)	$31,559	$(410)	$(36,764)
Unrealized (loss) gain on investment in convertible notes (net of income taxes of $(36) and $36, respectively)	$(93)	93	—
Comprehensive income (loss)	$31,466	$(317)	$(36,764)

ACCEL ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$198,786	$134,451
Prepaid expenses	6,998	5,549
Income taxes receivable	—	3,341
Investment in convertible notes (current)	32,065	—
Other current assets	10,146	8,643
Total current assets	247,995	151,984
Property and equipment, net	152,251	143,565
Other assets:
Route and customer acquisition costs, net	15,913	15,251
Location contracts acquired, net	150,672	167,734
Goodwill	46,199	45,754
Investment in convertible notes, less current portion	—	30,129
Deferred income tax asset	—	3,824
Other assets	3,043	2,000
Total noncurrent assets	215,827	264,692
Total assets	$616,073	$560,241
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$17,500	$18,250
Current portion of route and customer acquisition costs payable	2,079	1,608
Accrued location gaming expense	3,969	—
Accrued state gaming expense	11,441	—
Accounts payable and other accrued expenses	14,616	23,666
Accrued compensation and related expenses	8,886	5,853
Current portion of consideration payable	13,344	3,013
Total current liabilities	71,835	52,390
Long-term liabilities:
Debt, net of current maturities	324,022	321,891
Route and customer acquisition costs payable, less current portion	3,953	4,064
Consideration payable, less current portion	12,706	20,943
Contingent earnout share liability	42,831	33,069
Warrant and other long-term liabilities	17	13
Deferred income tax liability	2,248	—
Total long-term liabilities	385,777	379,980
Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 93,410,563 shares issued and outstanding at December 31, 2021; 93,379,508 shares issued and outstanding at December 31, 2020	9	9
Treasury stock, at cost	(8,983)	—
Additional paid-in capital	187,656	179,549
Accumulated other comprehensive income	—	93
Accumulated deficit	(20,221)	(51,780)
Total stockholders' equity	158,461	127,871
Total liabilities and stockholders' equity	$616,073	$560,241